Exhibit 16.1

April 4, 2007

Securities and Exchange Commission
Washington, D.C. 20549

Re:  ASAP Show, Inc.
File No. 1-448

Dear Sir or Madam:

We have read Item 4 of the Form 8-K of ASAP Show, Inc. dated April 13, 2007, and agree with the statements concerning our Firm contained therein.

Very truly yours,
/s/ Corbin & Company LLP